Exhibit 32.2   Section 1350 Certification

In connection with the Quarterly Report of Citizens First Corporation (the "Company") on Form 10-Q for the period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Steve Marcum, Executive Vice President and Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Steve Marcum
Steve Marcum
Executive Vice President and Chief Financial Officer

Date:	November 5, 2009